                                                                   EXHIBIT 4.1

                        FACILITY INCREASE GLOBAL DOCUMENT

                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of such Loan Agreement), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") (as heretofore amended, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                 R E C I T A L S

         A. Pursuant to Section 2.13 of the Loan Agreement, by letter dated February 8, 2000 forwarded to the Lenders by the Administrative Agent by its letter dated February 17, 2000, Borrowers requested a Facility Increase of $50,000,000. In response to that request, three (3) existing Lenders agreed to increase their respective aggregate Commitments by the following amounts:

       - Bank of America, N.A.                       $ 5,000,000
         ("Bank of America")

       - Bank One, N.A.                              $ 3,571,428
         ("Bank One")

       - Wells Fargo Bank, N.A.                      $20,714,286
         ("Wells Fargo")

         In addition, the following new Lender agreed to join the Loan Agreement with its aggregate Commitments as follows:

       - Credit Lyonnais Los Angeles Branch          $20,714,286
         ("Credit Lyonnais")

         Accordingly, the requested Facility Increase of $50,000,000 has been agreed upon by Bank of America, Bank One, Wells Fargo and Credit Lyonnais (collectively, the "Increasing Lenders").

         B. There are two (2) Commitments under the Loan Agreement: the Line A Commitment and the Line B Commitment. As of immediately prior to the Facility Increase, the amounts thereof were as follows:

       - Line A Commitment                           $72,000,000

       - Line B Commitment                           $258,750,000

         Pursuant to the Loan Agreement, the Facility Increase of $50,000,000 will be applied to the Line B Commitment, and will therefore result in the Line B Commitment being $308,750,000 as of the date hereof. Pursuant to
Section 2.6 of the Loan Agreement, on March 31, 2001 and each following Reduction Date, the Line B Commitment (and eventually the Line A Commitment) will be reduced by the applicable Reduction Amount.

         C. The Loan Agreement requires that each Lender hold the same Pro Rata Share of the Line A Commitment and the Line B Commitment. Section 2.13 of the Loan Agreement obligates the Lenders in connection with a Facility Increase to make such assignments and purchases of the Commitments as may be necessary to maintain the same Pro Rata Share of the Commitments. Because the Facility Increase is being implemented on a non-pro rata basis by the existing Lenders (including the joinder of a new Lender), it will be necessary for all of the Lenders to make assignments and purchases of the Commitments among the Lenders to result in the same Pro Rata Share of the Line A Commitment and Line B Commitment being held by each Lender.

         D. As of the date hereof, the following Loans and Letters of Credit are outstanding under the Loan Agreement:

       - Line A Loans                       -        $-0-

       - Line B Loans                       -        $198,000,000

       - Letter of Credit                   -        $  4,800,000
         (under Line B
          Commitment)

         The Letter of Credit referred to above is No. LC 3017345 dated July 23, 1999 in favor of Mercantile Bank, N.A. (the "Outstanding Letter of Credit").

         E. Borrowers, the Administrative Agent, the Increasing Lenders and the Lenders desire to execute and deliver this Facility Increase Global Document in order to:

       - Implement the Facility Increase described above;

       - Add Credit Lyonnais as an additional Lender;

       - Effect such assignments and purchases of the Commitments by the Lenders to result in each Lender holding the same Pro Rata of the Line A Commitment and Line B Commitment; and

       - Provide for various payments among the Lenders in connection with the foregoing.

         F. Under Section 13.1 of the Loan Agreement, the Administrative Agent is appointed as agent of the Lenders for purposes incidental to the provisions of the Loan Agreement as determined by the Administrative Agent. The Administrative Agent has determined that execution and delivery of this Facility Increase Global Document as agent on behalf of the Lenders (OTHER THAN the Increasing Lenders) to effect the assignments and purchases agreed upon in Section 2.13 of the Loan Agreement is so incidental.

                                A G R E E M E N T

         Borrowers, the Administrative Agent, the Increasing Lenders and the Lenders (acting through the Administrative Agent pursuant to Section 13.1 of the Loan Agreement) hereby agree as follows:

         1. CONFIRMATION OF FACILITY INCREASE. A Facility Increase in the amount of $50,000,000 is hereby confirmed, effective as of the effective date (the "Effective Date") of this Facility Increase Global Document. As of the Effective Date, the Line B Commitment is confirmed, subject to Sections 2.5 and 2.6, at $308,750,000. Borrowers acknowledge that (a) pursuant to Section
2.6 of the Loan Agreement, the Line B Commitment shall be reduced on March 31, 2001 and each subsequent Reduction Date by the applicable Reduction Amount and (b) no further Facility Increases are available under Section 2.13 of the Loan Agreement.

         2. JOINDER OF NEW LENDER. Credit Lyonnais hereby joins as of the Effective Date the Loan Agreement as a Lender and agrees to be obligated as a Lender thereunder, and under each other Loan Document, with Commitments and Pro Rata Share as follows:

       - Line A Commitment                           $ 3,917,081

       - Line B Commitment                           $16,797,205

       - Pro Rata Share of Line A
         Commitment and Line B
         Commitment                                  5.440390282%

, in each case as set forth in Schedule 1.1A in the form of EXHIBIT A to this Facility Increase Global Document.

         Credit Lyonnais expressly assumes its Pro Rata Share of its obligations as a Lender with respect to the Outstanding Letter of Credit. Credit Lyonnais acknowledges that (a) it has received copies of the Loan Agreement and all other Loan Documents, (b) it has received copies of such financial and other information furnished to the Lenders under ARTICLE 10 of the Loan Agreement as it has requested of Borrowers, (c) it is acquiring its interest in the rights and obligations of a Lender under the Loan Agreement directly from Borrowers, and not from any other Lender or the Administrative Agent and (d) it has made its own credit evaluation with respect to the obligations of Borrowers under the Loan Agreement and is not relying on any express or implied representations of any Lender or the Administrative Agent. Credit Lyonnais shall pay to the Administrative Agent the amount set forth opposite its name in EXHIBIT B to this Facility Increase Global Document, which represents its Pro Rata Share of the Line B Loans outstanding as of the Effective Date. Such amount shall be paid by the Administrative Agent to the other Lenders in accordance with EXHIBIT B.

         3. INCREASE OF COMMITMENTS OF CERTAIN EXISTING LENDERS. Bank of America, Bank One and Wells Fargo each hereby agrees to assume the increased amounts of their respective Pro Rata Shares of the Line A Commitment and Line B Commitment as is set forth in SCHEDULE 1.1A in the form of EXHIBIT A to this Facility Increase Global Document, which gives effect to the Facility Increase. Bank of America, Bank One and Wells Fargo shall each pay to the Administrative Agent the amount set forth opposite its name in EXHIBIT B to this Facility Increase Global Document, which represents its incremental Pro Rata Share of the Line B Loans outstanding as of the Effective Date. Such amount shall be paid by the Administrative Agent to the other Lenders in accordance with EXHIBIT B.

         4. ASSIGNMENTS AND PURCHASES OF COMMITMENTS. Each of the Lenders (the "Existing Lenders"), other than Credit Lyonnais, hereby makes as of the

Effective Date such assignments and purchases of its respective Pro Rata Share of the Line A Commitment and Line B Commitment as are necessary to result in the Pro Rata Shares of the Line A Commitment and Line B Commitment as is set forth in SCHEDULE 1.1A in the form of Exhibit A to this Facility Increase Global Document. The provisions of the Commitments Assignment and Acceptance (Exhibit A to the Loan Agreement) shall apply to such assignments and purchases, which provisions are incorporated herein by this reference. Such assignments and purchases shall be effected by payment/receipt by each Lender of the amounts set forth in EXHIBIT B to this Facility Increase Global Document.

         5. CONDITIONS PRECEDENT. The effectiveness of this Facility Increase Global Document shall be conditioned upon receipt by the Administrative Agent of all of the following:

            (a) Counterparts of this Facility Increase Global Document executed by Borrowers, the Administrative Agent and the Increasing Lenders;

            (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of EXHIBIT C to this Facility Increase Global Document;

            (c) Line A Notes and Line B Notes executed by Borrowers in favor of each Lender in the amounts of their respective Pro Rata Shares of the Line A Commitment and Line B Commitment;

            (d) A Certificate of the Secretary of Borrowers certifying that the attached resolutions of their respective Boards of Directors authorizing the Facility Increase have been duly adopted and remain in effect;

            (e) The payments required to be made by the Increasing Lenders and the purchasing Lenders pursuant to Paragraphs 2, 3 and 4 above; and

            (f) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

         6. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing.

         7. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Facility Increase Global Document.

         8. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

         IN WITNESS WHEREOF, Borrowers, the Administrative Agent and Credit Lyonnais have executed this Facility Increase Global Document as of March 24, 2000 by their duly authorized representatives.

                                            PALACE STATION HOTEL & CASINOS, INC.
                                            BOULDER STATION, INC.
                                            TEXAS STATION, INC.
                                            ST. CHARLES RIVERFRONT STATION, INC.
                                            KANSAS CITY STATION CORPORATION
                                            SUNSET STATION, INC.


                                            By: ------------------------------
                                                  Glenn C. Christenson
                                                  Senior Vice President


                                            STATION CASINOS, INC.


                                            By: ------------------------------
                                                  Glenn C. Christenson
                                                  Executive Vice President and
                                                  Chief Financial Officer


                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent


                                            By: ------------------------------
                                                 Janice Hammond
                                                 Vice President


                                           BANK OF AMERICA, N.A., as a Lender


                                            By: ------------------------------

                                                ------------------------------
                                               [Printed Name and Title]

                                            BANK ONE, N.A., as a Lender



                                            By: ------------------------------

                                                ------------------------------
                                                  [Printed Name and Title]


                                            WELLS FARGO BANK, N.A., as a Lender



                                            By: ------------------------------

                                                ------------------------------
                                                   [Printed Name and Title]


                                            CREDIT LYONNAIS LOS ANGELES BRANCH,
                                            as a Lender


                                            By: ------------------------------
                                                Dianne M. Scott
                                                First Vice President and Manager


                                            Credit Lyonnais Los Angeles Branch
                                            515 South Flower Street, 22nd Floor
                                            Los Angeles, California 90071
                                            Attention:  Steven Bradley
                                                        Vice President

                                            Telephone:  (213) 362-5956
                                            Telecopier: (213) 623-3437

                    Exhibit A to Facility Increase Global Document


                                   SCHEDULE 1.1A

--------------------------- ---------------------------------------- -------------------------------------------
          Lender                       Line A Commitment                         Line B Commitment
--------------------------- ---------------------------------------- -------------------------------------------
                                 Amount           Pro Rata Share           Amount         Pro Rata Share
--------------------------- ------------------ --------------------- -------------------- ----------------------
Bank of America               13,454,497.68       18.686802362%           57,695,502.26      18.686802362%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Societe Generale                8,934,996.72      12.409717663%           38,315,003.28      12.409717663%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Bank of Scotland                7,147,997.37       9.927774130%           30,652,002.63       9.927774130%
--------------------------- ------------------- --------------------- -------------------- ---------------------
ABN AMRO Bank                   4,467,498.36       6.204858831%           19,157,501.64       6.204858831%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Bank One, N.A.                  5,142,857.03       7.142856993%           22,053,570.97       7.142856993%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Wells Fargo Bank                8,384,579.36      11.645249114%           35,954,706.64      11.645249114%
--------------------------- ------------------- --------------------- -------------------- ---------------------
CIBC Inc.                       3,573,998.69       4.963887085%           15,326,001.31       4.963887085%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Bank Austria Creditanstalt      2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Bank of Hawaii                  2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
BankBoston                      2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
First Security Bank             2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Summit Bank                     2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
Hibernia National Bank          2,680,499.02       3.722915299%           11,494,500.99       3.722915299%
--------------------------- ------------------- --------------------- -------------------- ---------------------
CIT Group/ Equipment              893,499.67       1.240971766%            3,831,500.33       1.240971766%
Financing
--------------------------- ------------------- --------------------- -------------------- ---------------------
Credit Lyonnais, Los            3,917,081.00       5.440390282%           16,797,205.00       5.440390282%
Angeles Branch
--------------------------- ------------------- --------------------- -------------------- ---------------------
Totals                        $72,000,000.00     100.000000000%         $308,750,000.00      100.000000000%
--------------------------- ------------------- --------------------- -------------------- ---------------------

                                 Exhibit B to Facility Increase Global Document

                                          LENDER PAYMENTS AND RECEIPTS

                                          LINE B OUTSTANDING PRINCIPAL

------------------------------------------------------ ----------------------------- ---------------------------
                       LENDER                                      PAY                        RECEIVE
------------------------------------------------------ ----------------------------- ---------------------------
Bank of America                                                                                   $2,534,471.45
------------------------------------------------------ ----------------------------- ---------------------------
ABN Amro Bank                                                                                     $1,810,336.74
------------------------------------------------------ ----------------------------- ---------------------------
Bank Austria Creditanstalt                                                                        $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
Bank of Hawaii                                                                                    $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
Bank of Scotland                                                                                  $2,896,538.79
------------------------------------------------------ ----------------------------- ---------------------------
Bank One                                                                                                  $0.29
------------------------------------------------------ ----------------------------- ---------------------------
BankBoston                                                                                        $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
CIBC                                                                                              $1,448,269.40
------------------------------------------------------ ----------------------------- ---------------------------
CIT Group/Equipment Financing                                                                       $362,067.35
------------------------------------------------------ ----------------------------- ---------------------------
Credit Lyonnais                                                      $10,499,953.24
------------------------------------------------------ ----------------------------- ---------------------------
First Security Bank                                                                               $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
Hibernia National Bank                                                                            $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
Societe Generale                                                                                  $3,620,673.48
------------------------------------------------------ ----------------------------- ---------------------------
Summit Bank                                                                                       $1,086,202.04
------------------------------------------------------ ----------------------------- ---------------------------
Wells Fargo Bank                                                      $8,689,616.50
------------------------------------------------------ ----------------------------- ---------------------------
Totals                                                               $19,189,569.74              $19,189,569.74
------------------------------------------------------ ----------------------------- ---------------------------

                         Exhibit C to Facility Increase Global Document

                                  CONSENT OF SIBLING GUARANTORS

         Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc., Kansas City Station Corporation and Sunset Station (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as heretofore amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

         Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of the Facility Increase Global Document in connection with the Loan Agreement.

         Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated: March 24, 2000


GREEN VALLEY STATION, INC.                  SOUTHWEST GAMING SERVICES, INC.


By: ------------------------------          By: ------------------------------
     Glenn C. Christenson                         Blake L. Sartini
     Vice President and                           Secretary
     Chief Financial Officer

TROPICANA STATION, INC.                     SOUTHWEST SERVICES, INC.


By: ------------------------------          By: ------------------------------
     Glenn C. Christenson                         Blake L. Sartini
     Senior Vice President                        Secretary

SUNSET STATION LEASING COMPANY, LLC


By: ------------------------------
     Glenn C. Christenson
     Senior Vice President


                                     -12-